Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

									9 Months
$(000s)	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113	YTD Q314	YTD Q313
Revenue
Product	44,900	45,845	45,140	167,272	45,825	40,712	42,939	37,796	135,885	121,447
Services	28,316	29,725	25,602	109,461	30,328	27,387	26,254	25,492	83,643	79,133
Total Revenue	73,216	75,570	70,742	276,733	76,153	68,099	69,193	63,288	219,528	200,580

Growth-related Revenue
Product	31,367	28,630	32,823	97,431	32,161	21,311	20,449	23,510	92,820	65,270
Growth-related as % Total Product Revenue	70%	62%	73%	58%	70%	52%	48%	62%	68%	54%
Services	9,915	10,239	8,097	32,491	9,437	8,030	8,559	6,465	28,251	23,054
Growth-related Revenue	41,282	38,869	40,920	129,922	41,598	29,341	29,008	29,975	121,071	88,324
Growth-related as % Total Revenue	56%	51%	58%	47%	55%	43%	42%	47%	55%	44%

% of Total Revenue	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113	YTD14	YTD13
Revenue
Product	61%	61%	64%	60%	60%	60%	62%	60%	62%	61%
Services	39%	39%	36%	40%	40%	40%	38%	40%	38%	39%

Growth-related Revenue
Product	76%	74%	80%	75%	77%	73%	70%	78%	77%	74%
Services	24%	26%	20%	25%	23%	27%	30%	22%	23%	26%

Revenue by Geography
Domestic	70%	71%	73%	69%	66%	66%	74%	69%	71%	70%
International	30%	29%	27%	31%	34%	34%	26%	31%	29%	30%

% of Product Revenue	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113	YTD14	YTD13
Revenue by Channel
Direct	62%	71%	82%	80%	81%	73%	84%	83%	72%	80%
Indirect	38%	29%	18%	20%	19%	27%	16%	17%	28%	20%

Operating Statistics	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113	YTD14	YTD13
10% Customers
Number of 10% customers	2	1	1	1	1	1	2	2	1	1
Name of 10% customers	CenturyLink AT&T	AT&T	AT&T	AT&T	CenturyLink	AT&T	AT&T Verizon	US Gov’t AT&T	AT&T	AT&T

Top 5 Customers as % of Revenue	47%	40%	42%	39%	43%	36%	47%	50%	40%	41%

Number of Total Customers	718	798	612		580	560	539	541

									9 Months
$(000s)	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113	YTD Q314	YTD Q313
Number of New Customers*	228	227	173	670	146	171	190	163	628	524
Number of New Customers* with Growth-related Content	199	214	161	552	122	131	161	138	574	430

*Customer count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.